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                                                                   EXHIBIT 99.1

PLEASE DO NOT RELEASE UNTIL APPROVED BY ALL PARTIES
- CONFIDENTIAL DRAFT

CONTACTS:
E Med Future, Inc.        UTEK Corporation              Emory University
Bill Schreiber            John Baldissera               J. McDevitt
Ph: 773-477-1855          BPC Financial Marketing       404-727-5256
                          Ph: 800-368-1217

         E MED FUTURE, INC. ACQUIRES MEDICAL SAFETY TECHNOLOGIES, INC.

Columbus, OH & Plant City, FL -- (BUSINESS WIRE) December 30, 2003 -- E Med Future, Inc. (OTC BB: EMDF), a manufacturer of medical safety products, and UTEK Corporation (AMEX: UTK), an innovative technology transfer company, announced today that E Med Future, Inc. has acquired Medical Safety Technologies, Inc. (MSTI), a UTEK subsidiary. MSTI holds the worldwide exclusive license to a patented invention, known as the Safe Receptacle for Sharps, that is designed to aid in the safe transport of sterile and used sharp medical instruments. This Emory University invention was developed to help reduce the possibility of needlestick injuries by maintaining medical instruments in an angled, accessible position while encasing their sharp edges.

According to Robert J. Ochsendorf, President and CEO of E Med Future, Inc., "We are building an innovative medical safety product business designed to help protect the healthcare worker. We are enthusiastic about adding the Safe Receptacle for Sharps device to our product line. We believe that it is a complimentary technology to our NeedleZap(R) portable needle destruction device and by expanding our future product line, we hope to bring added value to the sales and distribution channel we are building."

"We are very enthusiastic about working with E Med Future, Inc. as they help to commercialize our patented Safe Receptacle for Sharps device," said Jason McDevitt, Senior Licensing Associate at Emory University's Office of Technology Transfer.

"UTEK is pleased to assist E Med Future, Inc. to identify technology acquisition opportunities that fit their strategic vision for a safe healthcare environment," commented Clifford M. Gross, Ph.D., Chief Executive Officer of UTEK.

ABOUT E MED FUTURE, INC.

E Med Future, Inc. manufactures and markets medical safety products. Its first product is a new portable needle destruction device, called NeedleZap(R), developed specifically to help reduce accidental needlestick injuries in the workplace. When a used hypodermic needle is inserted into the FDA approved unit, the patented electrode system disintegrates the needle in approximately two seconds at 2200 (degrees)F, leaving the syringe intact.

ABOUT EMORY UNIVERSITY

Emory University is a leading research university known for its academically demanding undergraduate college, highly ranked professional schools and world-class research facilities. For more than a decade, Emory has been named one of the country's top 25 national universities by U.S. News & World Report. With nearly $320 million in research funding in 2003, Emory is one of the fastest growing research universities in the nation. In addition to its nine schools, the university encompasses The Carter Center, Yerkes National Primate Research Center and Emory Healthcare, the largest and most comprehensive health system in Georgia. Emory recently was listed among the top ten schools in licensing revenues in the Association of University Technology Managers (AUTM) annual survey of the commercialization of research inventions.

ABOUT UTEK CORPORATION


UTEK(R) is an innovative technology-transfer company dedicated to building bridges between university-developed technologies and commercial organizations. UTEK, along with its TechEx and UVentures technology exchanges and its PAX European subsidiary, identifies and transfers new technologies from universities and research centers to the

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marketplace. As a business development company, UTEK provides research-outsourcing services to commercial enterprises and technology-transfer services to research institutions.

Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words such as UTEK or E Med "expect," "anticipate" or words of similar import. Similarly, statements that describe UTEK's or E Med's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK or E Med, as appropriate, and market valuations of their stock, which could cause actual results to differ materially from those currently anticipated. Although UTEK and E Med, as appropriate, believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they can give no assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Forward-looking statements made herein are only made as of the date of this press release and neither UTEK nor E Med, as appropriate, undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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